EXHIBIT 99.1

Microsemi Reports Second Quarter 2009 Results

IRVINE, Calif., April 23, 2009 (GLOBE NEWSWIRE) -- Microsemi Corporation (Nasdaq:MSCC) today reported unaudited results for its second quarter of fiscal year 2009.

 * Net Sales for Second Quarter Totaled $105.7 Million
 * Operating Cash Flow for Second Quarter Increased 9.7% Over Prior
   Quarter to $24.0 Million
 * All Auction Rate Securities Monetized at Full Par Value of $46.6
   Million
 * Cash Balance Reached a Record High of $185.8 Million

Net sales for Microsemi's second quarter ended March 29, 2009 were $105.7 million, down 16.6 percent from net sales of $126.7 million in the second quarter of 2008, and down 19.1 percent from net sales of $130.6 million in the first quarter of 2009.

Non-GAAP gross margin in the second quarter of 2009 was 47.1 percent, compared to 51.5 percent in the second quarter of 2008 and 51.8 percent in the first quarter of 2009. Non-GAAP operating margin was 17.2 percent in the second quarter of 2009 compared to 26.1 percent in the second quarter of 2008 and 26.9 percent in the first quarter of 2009. For the second quarter of 2009, non-GAAP net income was $14.8 million, compared to $25.3 million in non-GAAP net income in the second quarter of 2008 and $28.7 million in non-GAAP net income in the first quarter of 2009. For the second quarter of 2009, the non-GAAP effective tax rate was 19.5 percent. Non-GAAP diluted earnings per share in the second quarter of 2009 were $0.19 compared to $0.32 in the second quarter of 2008 and $0.36 in the first quarter of 2009.

GAAP gross margin for the second quarter of 2009 was 31.0 percent compared to 43.6 percent in the second quarter of 2008 and 46.2 percent in the first quarter of 2009. GAAP operating margin was a loss of 15.9 percent in the second quarter of 2009 compared to a profit of 9.8 percent in the second quarter of 2008 and 10.7 percent in the first quarter of 2009. GAAP results in the second quarter of 2009 included $6.3 million for transitional idle capacity, a reduction of $0.7 million from the previous quarter, and $16.0 million in restructuring and related charges, including $10.2 million in inventory write-downs, $4.5 million in severance benefits, $0.6 million in impairment of restructuring related fixed assets and $0.7 million in other related charges. Also included in the second quarter of 2009 were non-cash charges of $7.0 million related to stock based compensation and $3.6 million in amortization of acquisition-related intangibles. The inventory write-down component relates to product lines that do not meet gross margin targets, products that are being migrated to newer generations, and products that service the large capital spending end markets for which demand has declined. For the second quarter of 2009, GAAP net loss was $16.6 million compared to GAAP net income of $9.8 million in the second quarter of 2008 and $13.2 million in GAAP net income in the first quarter of 2009. For the second quarter of 2009, the GAAP effective tax rate was negative 0.5 percent. GAAP diluted loss per share in the second quarter of 2009 was $0.21, compared to diluted earnings per share of $0.12 in the second quarter of 2008, and diluted earnings per share of $0.16 in the first quarter of 2009.

James J. Peterson, President and Chief Executive Officer, stated, "Our second quarter was challenging. This was especially evident in our commercially targeted markets which have been impacted by the macroeconomic environment. However, our cost cutting and spending controls have positioned us to more effectively influence profitability, where we will see improvement in our gross, operating and net margin metrics. These improvements were again reflected in our operating cash flow with another strong increase of $24.0 million, giving us increased leverage for continued strategic initiatives."

Business Outlook

Microsemi expects that for the third quarter of fiscal year 2009, our net sales will be between a range of minus 3 percent and plus 2 percent, sequentially. On a non-GAAP basis, we expect earnings for the third quarter of fiscal year 2009 to be $0.19 to $0.21 per diluted share.

Microsemi regularly announces a quarterly outlook in the form of issuing a news release and does not undertake to update any of this information between such public announcements. Please refer to the "SAFE HARBOR" STATEMENT below for risks that may affect future actual results.

Non-GAAP results are explained and reconciled to GAAP results in the attached tables. Non-GAAP financial measures exclude items such as transitional idle capacity and inventory abandonments, amortization of acquisition-related intangible assets, effects of manufacturing profit in acquired inventory, stock based compensation, in-process research and development, restructuring, reserve valuations and other special charges or credits.

About Microsemi Corporation

Microsemi, with corporate headquarters in Irvine, California, is a leading designer, manufacturer and marketer of high performance analog and mixed signal integrated circuits and high reliability semiconductors. The Company's semiconductors manage and control or regulate power, protect against transient voltage spikes and transmit, receive, and amplify signals.

Microsemi's products include individual components as well as integrated circuit solutions that enhance customer designs by improving performance and reliability, optimizing battery performance, reducing size or protecting circuits. The principal markets the company serves include defense, commercial air, satellite, medical, notebook computers, LCD TVs, mobile, and connectivity applications. More information may be obtained by contacting the company directly or by visiting its website at http://www.microsemi.com.

The Microsemi Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=1233

Information for Second Quarter 2009 Earnings Conference Call and Webcast

 Date: Thursday, April 23, 2009
 Time: 4:45 pm Eastern Daylight Time (1:45 pm Pacific Daylight Time)

To access the webcast, please log on to: www.microsemi.com and go to Investors and then to Events and Presentations. To listen to the live webcast, please go to this website approximately fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live webcast, a replay will be available shortly after the call on the website for 90 days.

To participate in the conference call by telephone, please call: (877) 264-1110 or (706) 634-1357 at approximately 4:35 pm EDT (1:35 pm PDT). Please provide the following ID Number: 95749485.

A telephonic replay will be available from 6:00 pm EDT (3:00 pm PDT) on Thursday, April 23, 2009 through 11:59 pm EDT (8:59 pm PDT) on Thursday, April 30th. To access the replay, please call (800) 642-1687 or (706) 645-9291. Please enter the following ID Number: 95749485.

PLEASE READ THE FOLLOWING FACTORS THAT CAN MATERIALLY AFFECT MICROSEMI'S FUTURE RESULTS.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Any statements set forth in the news release that are not entirely historical and factual in nature are forward-looking statements, including without limitation statements concerning our expectations regarding our business outlook, our performance and competitive position during the coming quarter and year, expectation regarding the change in our end markets, our belief that we will continue to make operational and efficiency improvements in order to better service our customers and to give us increased leverage for continued strategic initiatives, and any other statements of belief or about our plans or expectations. These forward-looking statements are based on our current expectations and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. The potential risks and uncertainties include, but are not limited to, such factors as the uncertainty of litigation, the costs and expenses of litigation, the potential material adverse effect litigation could have on Microsemi's business and results of operations, if an adverse determination in litigation is made, and the time and attention required of management to attend to litigation, changes in generally accepted accounting principles, the difficulties regarding the making of estimates and projections, the hiring and retention of qualified personnel in a competitive labor market, acquiring, managing and integrating new operations, businesses or assets, uncertainty as to the future profitability of acquired businesses, delays in the realization of any accretion from acquisition transactions, any circumstances that adversely impact the end markets of acquired businesses, difficulties in closing or disposing of operations or assets, difficulties in transferring work from one plant to another, rapidly changing technology and product obsolescence, difficulties predicting the timing and amount of plant closure costs, the potential inability to realize cost savings or productivity gains and to improve capacity utilization, potential cost increases, weakness or competitive pricing environment of the marketplace, uncertain demand for and acceptance of the company's products, adverse circumstances in any of our end markets, results of in-process or planned development or marketing and promotional campaigns, changes in demand for products, difficulties foreseeing future demand, effects of limited visibility of future sales, potential non-realization of expected orders or non-realization of backlog, product returns, product liability, and other potential unexpected business and economic conditions or adverse changes in current or expected industry conditions, business disruptions, epidemics, health advisories, disasters, national emergencies, wars or potential future effects of the tragic events of September 11, 2001, political instability, currency fluctuations, principal and liquidity risks associated with our investments including auction rate securities, variations in customer order preferences, fluctuations in market prices of the company's common stock and potential unavailability of additional capital on favorable terms, difficulties in implementing company strategies, dealing with environmental or other regulatory matters or litigation, or any matters involving litigation, contingent liabilities or other claims, difficulties and costs imposed by law, including under the Sarbanes-Oxley Act of 2002, difficulties in determining the scope of, and procuring and maintaining, adequate insurance coverage, difficulties and costs of protecting patents and other proprietary rights, work stoppages, labor issues, inventory obsolescence and difficulties regarding customer qualification of products, manufacturing facilities and processes, and other difficulties managing consolidation or growth, including in the maintenance of internal controls, the implementation of information systems, and the training of personnel. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer as well to the factors, uncertainties or risks identified in the company's most recent Form 10-K and all subsequent Form 10-Q reports filed by Microsemi with the SEC. Additional risk factors may be identified from time to time in Microsemi's future filings. The forward-looking statements included in this release speak only as of the date hereof, and Microsemi does not undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances. Amounts reported in this release are preliminary and subject to finalization prior to the filing of our Form 10-Q, which is expected to occur no later than May 8, 2009.

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), this press release and its attachments include non-GAAP financial measures that exclude transitional idle capacity, inventory reserves due to restructuring activities, impairment of restructuring related fixed assets, effects of manufacturing profit in acquired inventory, amortization of acquisition-related intangible assets, stock based compensation, in-process research and development, restructuring, reserve valuations and other special charges or credits. Management excludes these items because it believes that the non-GAAP measures enhance an investor's overall understanding of the Company's financial performance and future prospects by being more reflective of the Company's core operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of certain items that have been excluded from the forward-looking non-GAAP measures, and a reconciliation to the comparable GAAP guidance has not been provided because certain factors that are materially significant to the Company's ability to estimate the excluded items are not accessible or estimable on a forward-looking basis. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company's core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Investor Inquiries: Robert C. Adams, Microsemi Corporation, Irvine, CA (949) 221-7100.

                         MICROSEMI CORPORATION
                    Consolidated Income Statements
          (Unaudited, in thousands, except per share amounts)

                              Quarter ended        Six months ended
                           --------------------  --------------------
                           March 29,  March 30,  March 29,   March 30,
                             2009       2008       2009        2008
                           ---------  ---------  ---------  ---------

 NET SALES                 $ 105,693  $ 126,665  $ 236,287  $ 250,139
 Cost of sales                72,981     71,466    143,142    142,406
                           ---------  ---------  ---------  ---------

 GROSS MARGIN                 32,712     55,199     93,145    107,733

 Operating expenses:
 Selling, general and
  administrative              31,218     26,494     61,823     53,255
 Research and development     10,209     11,295     20,976     22,449
 Amortization of
  intangible assets            3,562      2,816      6,806      5,915
 Restructuring charges         4,528      2,171      6,433      2,213
 In-process research and
  development                     --         --         --        440
                           ---------  ---------  ---------  ---------

   Total operating
    expenses                  49,517     42,776     96,038     84,272
                           ---------  ---------  ---------  ---------

 OPERATING INCOME (LOSS)     (16,805)    12,423     (2,893)    23,461

 Interest and other
  income, net                    270        703        943      1,821
                           ---------  ---------  ---------  ---------

 INCOME (LOSS) BEFORE
  INCOME TAXES               (16,535)    13,126     (1,950)    25,282

 Provision for income
  taxes                           77      3,311      1,454      6,854
                           ---------  ---------  ---------  ---------

 NET INCOME (LOSS)         $ (16,612) $   9,815  $  (3,404) $  18,428
                           =========  =========  =========  =========

 Earnings (loss) per share
    Basic                  $   (0.21) $    0.13  $   (0.04) $    0.24
                           =========  =========  =========  =========
    Diluted                $   (0.21) $    0.12  $   (0.04) $    0.23
                           =========  =========  =========  =========

 Common and common
  equivalent shares
  outstanding:
   Basic                      79,451     77,689     79,332     77,167
   Diluted                    79,451     79,518     79,332     79,245

                         MICROSEMI CORPORATION
  Schedule Reconciling Non-GAAP Net Income to GAAP Net Income (Loss)
          (Unaudited, in thousands, except per share amounts)

                               Quarter ended       Six months ended
                           --------------------  --------------------
                           March 29,  March 30,  March 29,   March 30,
                             2009       2008       2009        2008
                           ---------  ---------  ---------  ---------

 GAAP NET INCOME (LOSS)    $ (16,612) $   9,815  $  (3,404) $  18,428
                           =========  =========  =========  =========

 The non-GAAP amounts have
  been adjusted to exclude
  the following items:

 Excluded from cost of
  sales
   Transitional idle
    capacity (a)           $   6,271  $   9,976  $  13,201  $  20,741
   Inventory reserves due
    to restructuring
    activities (a)            10,204         --     10,204         --
   Impairment of
    restructuring related
    fixed assets (a)             590         --        590         --
   Manufacturing profit in
    acquired inventory (b)        --         --        243         --
 Excluded from operating
  expenses
   Amortization of
    intangible assets (c)      3,562      2,816      6,806      5,915
   Stock based
    compensation (d)           6,976      5,184     14,891     11,325
   In-process research and
    development (e)               --         --         --        440
   Exceptional legal
    expenses (f)               2,111         --      2,557         --
   Restructuring and other
    special charges (a)        5,219      2,677      7,640      3,506
                           ---------  ---------  ---------  ---------
                              34,933     20,653     56,132     41,927
 Income tax effect on
  non-GAAP adjustments (g)     3,511      5,134      9,194     10,617
                           ---------  ---------  ---------  ---------
 Net effect of adjustments
  to GAAP net income       $  31,422  $  15,519  $  46,938  $  31,310
                           =========  =========  =========  =========

 NON-GAAP NET INCOME       $  14,810  $  25,334  $  43,534  $  49,738
                           =========  =========  =========  =========

 (a) - (g)  Please refer to corresponding footnotes below.

                         MICROSEMI CORPORATION
 Schedule Reconciling Reported Non-GAAP Financial Ratios to Comparable
                         GAAP Financial Ratios
                              (Unaudited)

                                         Quarter ended
                        ----------------------------------------------
                           March 29,      December 28,     March 30,
                             2009             2008           2008
                        --------------  --------------  --------------

 GAAP gross margin        31.0 percent    46.2 percent    43.6 percent
 Effect of reconciling
  items on gross margin   16.1 percent     5.6 percent     7.9 percent
 Non-GAAP gross margin    47.1 percent    51.8 percent    51.5 percent

 GAAP operating margin   (15.9)percent    10.7 percent     9.8 percent
 Effect of reconciling
  items on operating
  margin                  33.1 percent    16.2 percent    16.3 percent
 Non-GAAP operating
  margin                  17.2 percent    26.9 percent    26.1 percent

                         MICROSEMI CORPORATION
     Selected Non-GAAP Financial Measures and Schedule Reconciling
   Selected Non-GAAP Financial Measures to Comparable GAAP Financial
                               Measures
        (Unaudited, in thousands except for per share amounts)

                           --------------------  --------------------
                               Quarter ended       Six months ended
                           --------------------  --------------------
                           March 29,  March 30,  March 29,  March 30,
                             2009       2008       2009       2008
                           ---------  ---------  ---------  ---------

 GAAP gross margin         $  32,712  $  55,199  $  93,145  $ 107,733
   Transitional idle
    capacity (a)               6,271      9,976     13,201     20,741
   Inventory reserves due
    to restructuring
    activities (a)            10,204         --     10,204         --
   Impairment of
    restructuring related
    fixed assets (a)             590         --        590         --
   Manufacturing profit in
    acquired inventory (b)        --         --        243         --
                           ---------  ---------  ---------  ---------
 Non-GAAP gross margin     $  49,777  $  65,175  $ 117,383  $ 128,474
                           ---------  ---------  ---------  ---------

 GAAP operating income
  (loss)                   $ (16,805) $  12,423  $  (2,893) $  23,461
   Transitional idle
    capacity (a)           $   6,271  $   9,976  $  13,201  $  20,741
   Inventory reserves due
    to restructuring
    activities (a)            10,204         --     10,204         --
   Impairment of
    restructuring related
    fixed assets (a)             590         --        590         --
   Manufacturing profit in
    acquired inventory (b)        --         --        243         --
   Amortization of
    intangible assets (c)      3,562      2,816      6,806      5,915
   Stock based
    compensation (d)           6,976      5,184     14,891     11,325
   In-process research and
    development (e)               --         --         --        440
   Exceptional legal
    expenses (f)               2,111         --      2,557         --
   Restructuring and other
    special charges (a)        5,219      2,677      7,640      3,506
                           ---------  ---------  ---------  ---------
 Non-GAAP operating income $  18,128  $  33,076  $  53,239  $  65,388
                           ---------  ---------  ---------  ---------

 GAAP net income (loss)    $ (16,612) $   9,815  $ (3,404)  $  18,428
   Transitional idle
    capacity (a)           $   6,271  $   9,976  $  13,201  $  20,741
   Inventory reserves due
    to restructuring
    activities (a)            10,204         --     10,204         --
   Impairment of
    restructuring related
    fixed assets (a)             590         --        590         --
   Manufacturing profit in
    acquired inventory (b)        --         --        243         --
   Amortization of
    intangible assets (c)      3,562      2,816      6,806      5,915
   Stock based
    compensation (d)           6,976      5,184     14,891     11,325
   In-process research and
    development (e)               --         --         --        440
   Exceptional legal
    expenses (f)               2,111         --      2,557         --
   Restructuring and other
    special charges (a)        5,219      2,677      7,640      3,506
   Income tax effect on
    non-GAAP adjustments
    (g)                       (3,511)    (5,134)    (9,194)   (10,617)
                            ---------  ---------  ---------  ---------
 Non-GAAP net income        $  14,810  $  25,334  $  43,534  $  49,738
                            ---------  ---------  ---------  ---------

 GAAP diluted earnings
  (loss) per share          $  (0.21)  $   0.12   $  (0.04)  $    0.23
   Impact of non-GAAP
    adjustments on diluted
    earnings (loss) per
    share                       0.40       0.20       0.58       0.40
                           ---------  ---------  ---------  ---------
 Non-GAAP diluted earnings
  per share                $    0.19  $    0.32  $    0.54  $    0.63
                           ---------  ---------  ---------  ---------

 Diluted common and common
  equivalent shares
  outstanding used in
  calculating non-GAAP
  diluted earnings per
  share                       79,858     79,518     80,031     79,245

 (a) - (g)  Please refer to corresponding footnotes above.

                         MICROSEMI CORPORATION
                 Condensed Consolidated Balance Sheets
                       (Unaudited, in thousands)

                                              March 29,  September 28,
                                                 2009        2008
                                              ---------  ------------
 ASSETS

   Current assets:
      Cash and cash equivalents               $ 185,827    $ 107,197
      Investment in auction rate securities          --       62,000
      Accounts receivable, net                   84,512      103,467
      Inventories                               118,131      121,726
      Other current assets                       26,652       24,296
                                              ---------    ---------
   Total current assets                         415,122      418,686
   Investment in auction rate securities         46,550           --
   Other non-current assets                     352,778      341,922
                                              ---------    ---------

 TOTAL ASSETS                                 $ 814,450    $ 760,608
                                              =========    =========

 LIABILITIES AND STOCKHOLDERS' EQUITY

   Current liabilities                        $  61,905    $  67,226
   Auction rate securities credit facility       46,550           --
   Other long-term liabilities                   21,421       20,212
   Shareholders' equity                         684,574      673,170
                                              =========    =========

 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY   $ 814,450    $ 760,608
                                              =========    =========

Balance Sheet Note

At March 29, 2009 and September 28, 2008, investment in auction rate securities consisted of auction rate bonds backed by student loans. We have entered into a settlement agreement with the financial institution where we hold these investments and per the terms of the settlement agreement: a) in the quarter ended December 28, 2008, the financial institution repurchased our $15.5 million investment in auction rate preferred shares at par plus accrued interest; b) we hold rights to sell our $46.6 million investment in auction rate bonds back to the financial institution at par plus accrued interest beginning June 30, 2010; and c) the ability to borrow via a "no net cost" credit facility, the full par value of our investment in auction rate bonds.

During the quarter ended March 29, 2009, we monetized all auction rate securities at full par value of $46.6 million via the "no net cost" credit facility, which resulted in an increase to cash and auction rate securities credit facility of $46.6 million, respectively. While the financial institution where we hold our investment in auction-rate securities may redeem them prior to June 30, 2010, we intend to put these securities and use the proceeds to repay the credit facility no later than June 30, 2010. As such, in the current quarter, we have classified both the investment and credit facility as non-current.

Notes Reconciling Non-GAAP Financial Information to GAAP Financial Information

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), this press release and its attachments include non-GAAP financial measures that exclude transitional idle capacity, inventory reserves due to restructuring activities, impairment of restructuring related fixed assets, effects of manufacturing profit in acquired inventory, amortization of acquisition-related intangible assets, stock based compensation, in-process research and development, exceptional legal expenses, restructuring, reserve valuations and other special charges or credits. Management excludes these items because it believes that the non-GAAP measures enhance an investor's overall understanding of the Company's financial performance and future prospects by being more reflective of the Company's core operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of certain items that have been excluded from the forward-looking non-GAAP measures, and a reconciliation to the comparable GAAP guidance has not been provided because certain factors that are materially significant to the Company's ability to estimate the excluded items are not accessible or estimable on a forward-looking basis. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company's core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

The items excluded from GAAP financial results in calculating non-GAAP financial results, are set forth below:

 (a) Restructuring activities the closure and consolidation of our manufacturing facilities. As these facilities are not expected to have a continuing contribution to operations or have a
     diminishing contribution during the transition phase, management believes excluding such items from the Company's operations provides investors with a means of evaluating the Company's on-
     going operations.  Restructuring activities also include cost reduction measures to balance our operations to meet customer demand.  Transitional idle capacity relates to unused
     manufacturing capacity and non-productive manufacturing expenses during the period from when shutdown activities commence to when all transition activities are completed.  Inventory reserves due to restructuring activities and impairment of restructuring related fixed assets relate to the exiting of product that do not meet profitability metrics or products with recent substantial declines in projected demand. Restructuring and other special charges include severance and other costs related to facilities in the process of closing or already closed.  Management excludes these expenses when evaluating core operating activities and for strategic decision making, forecasting future results and
     evaluating current performance.

 (b) Manufacturing profit in acquired inventory resulted from purchase-
     accounting adjustments to increase the value of inventory
     acquired to its fair value.  As the acquired inventory is sold, the associated manufacturing profit in acquired inventory
     increases cost of goods sold and reduces gross margin.  The manufacturing profit in acquired inventory has been excluded to facilitate comparability of gross margin between periods.  In addition, management excludes the impact of manufacturing profit in acquired inventory in internal measurements of gross margin as it does not reflect continuing operations at acquired operations.

 (c) While amortization of acquisition related intangible assets is expected to continue in the future, for internal analysis of the
     Company's operations, management does not view this expense as reflective of the business' current performance.

 (d) Stock based compensation in connection with the SFAS123R has been excluded as management excludes these expenses when evaluating core operating activities and for strategic decision making, forecasting future results and evaluating current performance.

 (e) In-process research and development has been excluded to facilitate the comparability of expenses between periods.  In addition, management does not include IPR&D, an acquisition-
     related charge, in measuring core research and development costs, nor does it believe that IPR&D is indicative of current or future spending.

 (f) Amounts relate to expenses from previously disclosed matters and actions related the Department of Justice, International Trade
     Commission and an independent inquiry conducted by our Board of
     Directors.  Management excludes these expenses when evaluating core operating activities and for strategic decision making, forecasting future results and evaluating current performance.

 (g) The tax effect on non-GAAP adjustments represented the difference in the provision for income taxes that resulted from non-GAAP adjustments to pretax income and also certain acquisition-related and nondeductible stock-based compensation items.

CONTACT:  Microsemi Corporation
          Financial Contact:
          John W. Hohener, Vice President and CFO
            (949) 221-7100
          Investor Relations:
          Robert C. Adams, Vice President Business Development &
           Investor Relations
            (949) 221-7100